Exhibit 16.1

September 22, 2008

Office of Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE: Znomics, Inc.

We have read the statements that we understand Znomics, Inc. will include under Item 4.01 of the Form 8-K it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.  We have no basis to agree or disagree with other statements made under Item 4.01.

Sincerely,

            /s/ Moore & Associates, Chartered

            Moore & Associates, Chartered